                                                      Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ScanSource, Inc.
             (Exact name of registrant as specified in its charter)


     South Carolina                                       57-0965380
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                         Identification No.)


6 Logue Court, Suite G
Greenville, South Carolina                                      29615
(Address of principal executive offices)                     (Zip code)


                   ScanSource, Inc. 1997 Stock Incentive Plan


                           (Full title of the plans)

                               JEFFERY A. BRYSON
                            Chief Financial Officer
                             6 Logue Court, Suite G
                        Greenville, South Carolina 29615
                                 (803) 288-2432
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                     CALCULATION OF REGISTRATION FEE
==========================================================================================================
      Title of Each Class                         Proposed Maximum    Proposed Maximum
        of Securities to           Amount to be    Offering Price    Aggregate Offering      Amount of
         be Registered            Registered (1)    Per Share (2)         Price (2)       Registration Fee
----------------------------------------------------------------------------------------------------------
Common Stock, no par value           200,000             $21.00           $4,200,000             $1,168
==========================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also registers such indeterminate number of additional shares as may become issuable under the plans in connection with share splits, share dividends, and similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the exercise prices of outstanding options and, with respect to shares not subject to outstanding options, based on the average of the bid and asked quotations for the Registrant's Common Stock on the Nasdaq National Market on May 7, 1999.

================================================================================

     This Registration Statement on Form S-8 is being filed pursuant to Instruction E of Form S-8. A Form S-8 Registration Statement was previously filed with the Securities and Exchange Commission on April 10, 1998 by the Registrant with respect to the Registrant's 1997 Stock Incentive Plan (Registration No. 333-49879). This Registration Statement is being filed to register an additional 200,000 shares of common stock, no par value per share, of ScanSource, Inc. (the "Company") which may be issued upon exercise of awards granted under such plan. The contents of the earlier Registration Statement on Form S-8 (Registration No. 333-49879) are hereby incorporated by reference.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on April 30, 1999.

                                SCANSOURCE, INC.

                                By: /S/ STEVEN H. OWINGS
                                   ---------------------
                                   Steven H. Owings, Chairman of the Board and
                                     Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                              Title                      Date
             ---------                              -----                      ----

/S/ STEVEN H. OWINGS                 Chairman of the Board and Chief      April 30, 1999
-----------------------------------
Steven H. Owings                     Executive Officer


/S/ MICHAEL L. BAUR                  President and Director               April 30, 1999
-----------------------------------
Michael L. Baur


/S/ JEFFERY A. BRYSON                Chief Financial Officer and          April 30, 1999
-----------------------------------  Treasurer (principal financial and
Jeffery A. Bryson                    accounting officer)


/S/ STEVEN R. FISCHER                Director                             April 30, 1999
-----------------------------------
Steven R. Fischer

/S/ JAMES G. FOODY                   Director                             April 30, 1999
-----------------------------------
James G. Foody

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                                 EXHIBIT INDEX

Exhibit
Number                            Description
-------                           -----------

    5.1  -     Opinion of Nexsen Pruet Jacobs & Pollard, LLP.

   10.1  -     Amendment No. 1 to 1997 Stock Incentive Plan of the Registrant

   23.1  -     Consent of KPMG Peat Marwick LLP.

   23.2  -     Consent of Nexsen Pruet Jacobs & Pollard, LLP (included in their opinion filed as Exhibit 5.1)